UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2008 (December 8, 2008)

Saba Software, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30221	94-3267638
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2400 Bridge Parkway, Redwood Shores, California	94065-1166
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (650) 581-2500

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENT OF CERTAIN OFFICERS.

5.02.(b)

Effective as of December 9, 2008, in connection with the appointment of William Slater discussed below, Carol Rice-Murphy, the Interim Chief Financial Officer and Principal Accounting Officer of Saba Software, Inc. (the “Company”), will resign from her positions as Interim Chief Financial Officer and Principal Accounting Officer of the Company. Ms. Rice-Murphy will continue her employment with the Company as Vice President of Finance.

5.02.(c)

On December 9, 2008, the Company issued a press release announcing the appointment of William Slater, age 57, to the position of Chief Financial Officer commencing December 8, 2008. A copy of the press release announcing Mr. Slater’s appointment to the position of Chief Financial Officer is attached hereto as Exhibit 99.1. Mr. Slater will also serve as the Company’s Principal Accounting Officer.

From July 2006 to September 2008, Mr. Slater served as Executive Vice President Finance and Administration, Chief Financial Officer and Secretary of Symmetricom, Inc., a provider of precise time and frequency products and services. Mr. Slater served as Chief Financial Officer and Secretary of Symmetricom, Inc. from August 2000 to June 2006. From September 1991 to December 1999, Mr. Slater served as Executive Vice President and Chief Financial Officer of Computer Curriculum Corporation, an educational software company that was a division of Viacom.

The terms of the Employment Agreement include, but are not limited to the following:

1)	Mr. Slater will serve as the Company’s Chief Financial Officer commencing December 8, 2008;

2)	Mr. Slater’s initial annual base salary will be $270,000;

3)	Mr. Slater will be eligible to receive bonuses totaling 50% annually of his then-current base salary (such annual amount, the “Target Bonus”);

4)	Mr. Slater will be eligible to receive additional bonuses as may be awarded by the Board in its sole discretion from time to time in consultation with the Company’s Chief Executive Officer;

5)	Mr. Slater will be granted an option to purchase 300,000 shares of the Company’s common stock, which shall vest over four years, with 25% of the shares subject to such option vesting on December 8, 2009 and the remaining 75% of the shares subject to the option vesting in 12 equal quarterly installments beginning March 8, 2009;

6)	In the event that Mr. Slater’s employment is terminated by the Company without Cause (as defined in the Employment Agreement), Mr. Slater would be entitled to receive the following severance benefits, subject to Mr. Slater executing a release of claims agreement: (i) all of his base salary then due and payable and all other accrued but unpaid benefits (e.g., accrued vacation) through the last day actually worked, (ii) a payment equal to six months of Mr. Slater’s then current base salary, and (iii) the continuation of certain health insurance benefits;

7)	In the event that Mr. Slater’s employment is terminated by the Company without Cause (as defined in the Employment Agreement) at the time of or within 12 months after a Change of Control (as defined in the Employment Agreement), Mr. Slater would be entitled to receive the following severance benefits, subject to Mr. Slater executing a release of claims agreement: (i) all of his base salary then due and payable and all other accrued but unpaid benefits (e.g., accrued vacation) through the last day actually worked, (ii) the Target Bonus, pro rated based on the number of days actually elapsed through the date of termination in the year in which such termination occurs,

(iii) a payment equal to the sum of six months of Mr. Slater’s then current base salary plus one month of his then current base salary for every twelve-month period during which Mr. Slater had been employed by the Company prior to the date of termination (which sum shall not exceed twelve months of Mr. Slater’s then current base salary) (the “Severance Months”), (iv) an amount equal to the product of (1) the quotient of the number of Severance Months divided by 12, and (2) the Target Bonus amount, less all applicable standard deductions and withholdings, (v) full vesting of the then-unvested shares of the Company’s Common Stock subject to any stock options then held by Mr. Slater, and (vi) the continuation of certain health insurance benefits;

8)	In the event that Mr. Slater is terminated for Incapacity (as defined in the Employment Agreement), or upon his death, Mr. Slater or his estate as applicable, would be entitled to receive (i) all of his base salary then due and payable and all other accrued but unpaid benefits (e.g., accrued vacation) through the last day actually worked, and (ii) a payment equal to six months of Mr. Slater’s then current base salary;

9)	In the event that Mr. Slater’s employment is terminated without Cause or Mr. Slater’s employment is terminated due to Incapacity, Mr. Slater agrees that for a period of one year after the termination of his employment relationship with the Company, he shall not, directly or indirectly on his own behalf or any third party, (a) solicit for employment, employ or otherwise seek to retain, or retain the services of, any employee, officer, director or consultant of the Company, or solicit or otherwise induce any person to terminate his or her employment or other relationship with the Company, or (b) engage in any activity, in those states within the United States and those countries outside the United States in which the Company or any of its subsidiaries then conducts any business, where such activity is similar to and competitive with the activities carried on by the Company or any of its subsidiaries; and

10)	In the event that a nationally-recognized independent public accountant determines that any payment or distribution by the Company to or for the benefit of Mr. Slater, whether paid or payable or distributed or distributable pursuant to the terms of the Employment Agreement or otherwise (the “Payment”), would constitute an “excess parachute payment” within the meaning of Section 280G of the Code, Mr. Slater would be paid an additional amount (the “Gross-Up Payment”) such that the net amount retained by Mr. Slater after deduction of any excise tax imposed under Section 4999 of the Code, and any federal, state and local income and employment tax and excise tax imposed upon the Gross-Up Payment would be equal to the Payment.

There are no family relationships between Mr. Slater and any of the directors or executive officers of the Company. There have not been any transactions during the past two years, and there are no proposed transactions, in which the Company is a party and in which Mr. Slater had or is to have a direct or indirect material interest.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

99.1	Press Release of Saba Software, Inc., dated December 9, 2008, announcing the appointment of William Slater as Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Saba Software, Inc. (Registrant)

Date: December 9, 2008	/s/ Bobby Yazdani
(Signature)
Bobby Yazdani
Chief Executive Officer

EXHIBIT INDEX

99.1	Press Release of Saba Software, Inc., dated December 9, 2008, announcing the appointment of William Slater as Chief Financial Officer.